COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
    DREYFUS INTERNATIONAL VALUE FUND AND THE MORGAN STANLEY
    CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST
    (EAFE(R)) INDEX

     EXHIBIT A:
     ______________________________________________________
    |           |                  |    MORGAN STANLEY    |
    |           |     DREYFUS      |       CAPITAL        |
    |  PERIOD   | INTERNATIONAL    | INTERNATIONAL EUROPE,|
    |           |      VALUE       | AUSTRALASIA, FAR EAST|
    |           |      FUND        |   (EAFE(R)) INDEX *  |
    |-----------|-----------------------------------------|
    |  9/29/95  |          10,000  |               10,000 |
    | 11/30/95  |           9,944  |               10,002 |
    |  2/29/96  |          10,482  |               10,483 |
    |  5/31/96  |          10,836  |               10,814 |
    |  8/31/96  |          10,643  |               10,580 |
    |-----------------------------------------------------


    * Source: Lipper Analytical Services, Inc.